Exhibit 99.1
United States Gasoline Fund, LP
Monthly Account Statement
For the Month Ended May 31, 2010

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(7,201,917)
Unrealized Gain (Loss) on Market Value of Futures	(9,034,612)
Interest Income	4,133
ETF Transaction Fees	2,000
Total Income (Loss)	$(16,230,396)

Expenses
Investment Advisory Fee	$47,580
Brokerage Commissions	7,589
NYMEX License Fee	1,898
SEC & FINRA Registration Expense	1,696
Non-interested Directors' Fees and Expenses	499
Other Expenses	25,450
Total Expenses	84,712
Expense Waiver	(13,555)
Net Expenses	$71,157
Net Gain (Loss)	$(16,301,553)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 5/1/10	$98,289,035
Additions (300,000 Units)	10,996,329
Net Gain (Loss)	(16,301,553)

Net Asset Value End of Period	$92,983,811
Net Asset Value Per Unit (2,800,000 Units)	$33.21

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2010 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502